SEPARATION AGREEMENT AND RELEASE OF CLAIMS

         It is hereby agreed by and between Sunrise International Leasing Corporation ("Sunrise") and Barry J. Schwach ("Schwach") as follows:

         WHEREAS, Schwach is an employee of Sunrise, and has stated his intention to voluntarily resign from his position;

         WHEREAS, Schwach wishes to receive certain payments and other valuable consideration to which he would not otherwise be entitled; and

         WHEREAS, the parties wish to set forth the terms of their agreement in writing.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, and for other good and valuable consideration the receipt and sufficiency of which is specifically acknowledged by the parties, Sunrise and Schwach agree as follows:

         1. Last Date of Employment. Sunrise and Schwach agree that his last date of employment will be November 30, 1997 and he will continue to receive his normal salary and benefits through such date. During the remainder of his employment, Schwach will assist Sunrise in implementing its strategic plan. Schwach will be deemed to have voluntarily resigned his employment effective November 30, 1997, and shall receive no further salary or other payments of any sort except as specifically set forth in this Separation Agreement and Release. Sunrise will, upon the signing of this Separation Agreement and Release, and the expiration of the 15 and 21-day periods as set forth in Paragraphs 10 and 12 without rescission, pay Schwach a severance in an amount equivalent to his current base salary, of $10,500 a month, less any required deductions, according to the normal payroll schedule, for the period December 1, 1997 through August 31, 1998. Sunrise will reimburse Schwach for business expenses incurred through November 30, 1997. Sunrise will continue to indemnify Schwach in his capacity as an officer and employee in accordance with applicable law.

         2. Extension of Stock Option Election. Schwach's outstanding stock option agreements dated February 15, 1995 (of which 7,500 are exercisable at $5.00 per share), April 23, 1996 (all 25,000 of which are exercisable at $2.625 per share) and April 23, 1996 (of which 2,000 are exercisable at $2.625 per share) are hereby amended to extend the 60-day period after termination of employment in which such option can be exercised to one year. Therefore, such options shall be exercisable until November 30, 1998, but only to the extent they are exercisable at November 30, 1997. Schwach acknowledges that such options might no longer qualify as incentive stock options, and agrees to take whatever actions Sunrise may reasonably request to enable Sunrise to satisfy any income tax or withholding obligations in connection with such exercise.

         3. Computers. Sunrise agrees that, upon the signing of this Separation Agreement and Release, and the expiration of the 15 and 21-day periods as set forth in Paragraphs 10 and 12 of this Agreement, without rescission, Schwach may keep the two computers which he has in his possession, and that Sunrise will provide for upgrades to such computers if it is technically practical to do so.

         4. Return of Property. Schwach shall, prior to November 30, 1997, return to Sunrise all documents or other items, whether on computer disk or otherwise, and all copies thereof, within his possession or control belonging to Sunrise or in any manner relating to the business of, or the services provided by Sunrise, or the duties and services performed by Schwach on behalf of Sunrise. Schwach acknowledges, by his signature to this Separation Agreement and Release, that he has returned or will return all such documents and materials, or will erase any computer files of such documents or materials, and has not retained any copies of such documents and materials.

         5. Nondisclosure. Schwach acknowledges that he has not, and agrees that he will not, at any time, directly or indirectly, disclose or discuss to any other entity or person any Confidential Information of Sunrise, without the prior written approval of the Chief Executive Officer and President of Sunrise. For purposes of this Agreement, the term "Confidential Information" shall include any information of Sunrise, whether in print, or on a computer disc, or tape, including a formula, pattern, compilation, program, device, method, technique, or process which (a) derives independent economic value, actual or potential, from not being generally known in the leasing industry or to the public or to other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Schwach acknowledges that such Confidential Information includes current and potential customers, customer lists, forms and agreements identified by Sunrise as of the date of this agreement and used in the vendor program leasing business of Sunrise, and specifically includes vendor program agreements and related documents. Notwithstanding anything to contrary herein, Confidential Information shall not include information which is available to the public.

         6. Non-Competition. In consideration of the mutual covenants herein, including but not limited to the payments to which he would not otherwise be entitled, Schwach acknowledges and agrees that he will not, for the period through August 31, 1998, on behalf of or for any person or entity:

         a. directly or indirectly, as an employee, participate or engage in, manage, operate, control, render advice or assistance to providing vendor leasing programs of the same type provided by Sunrise to its vendors.

         b.       directly  or  indirectly,  contact or solicit  any  current or
                  potential   customer  of  Sunrise  as  of  the  date  of  this
                  Agreement;

         c. for any reason influence or solicit, or attempt to influence or solicit, either directly or indirectly, any employee of Sunrise or any related company to terminate his or her employment with Sunrise or any related company, or to work for any person or entity other than Sunrise or any related company.

         7. Release of Claims. In consideration of the severance pay and other benefits set forth in Paragraphs 1, 2 and 3 of this Separation Agreement and Release, to which Schwach would not otherwise be entitled, Schwach, for himself, his heirs, representatives, agents, successors and assigns, hereby releases and forever discharges Sunrise and any parent, subsidiary, and related entity, and all present and past officers, directors, shareholders, employees, agents and representatives of Sunrise, or of any parent, subsidiary, or related entity and the successors and assigns of each, from any and all manner of past, present, or future, claims, demands, actions, causes of action, administrative claims, liability, damages, claims for punitive or liquidated damages, claims for attorney's fees, costs and disbursements, individual or class action claims, or demands of any kind whatsoever, including but not limited to any claims for wages, vacation, severance, benefits, any claims arising by statute, in tort or contract, any claims arising under Title VII of the Civil Rights Act, 42 U.S.C. ss. 2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C. ss. 621 et seq., the Americans with Disabilities Act, 42 U.S.C. ss. 12101, et seq., the Family and Medical Leave Act, 29 U.S.C. ss. 2601, et seq., the Minnesota Human Rights Act, Minn. Stat. Ch. 363, the Minneapolis Civil Rights Ordinance, any other claims arising under federal, any state or local law, or any claims in any manner relating to Schwach's employment with or separation from Sunrise, arising in law or equity, whether known, suspected or unknown, and however originating or existing, from the beginning of time to the date of the signing of this Separation Agreement and Release.

         Schwach agrees to and hereby does release and discharge Sunrise, and any parent, subsidiary, and any related entity, and all present and past officers, directors, shareholders, employees, agents and representatives of Sunrise, any parent, subsidiary, or related entity, and the successors and assigns of each, not only from any and all claims that Schwach could make on Schwach's own behalf, but also those that may or could be brought by any other person, entity or organization on Schwach's behalf, and Schwach specifically waives any right to become, and agrees not be become, a member of any class in any proceeding or case in which a claim or claims against Sunrise, or any parent, subsidiary, or any related entity, or any present or past officers, directors, shareholders, employees, agents or representatives of Sunrise, or of any parent, subsidiary, or related entity, and the successors and assigns of each, arise, in whole or in part, from any event which occurred from the beginning of time to the date of this Separation Agreement and Release.

         Schwach further agrees that he will not institute any civil action, administrative proceeding or other legal proceeding of any nature against Sunrise, or any parent, subsidiary, or any related company or any present or past officers, directors, shareholders, employees, agents or representatives of Sunrise, or of any parent, subsidiary, or any related company, or the successors and assigns of each, including but not limited to any action or proceeding raising claims for wages, vacation, severance, benefits, any claims arising by statute, in tort or contract, any claims arising under Title VII of the Civil Rights Act, 42 U.S.C. ss. 2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C. ss. 621 et seq., the Americans with Disabilities Act, 42 U.S.C. ss. 12101, et seq., the Family and Medical Leave Act, 29 U.S.C. ss. 2601, et seq., the Minnesota Human Rights Act, Minn. Stat. Ch. 363, the Minneapolis Civil Rights Ordinance, any other claims arising under federal, any state or local law, or any claims in any manner relating to Schwach's employment with or separation from Sunrise, arising in law or equity, whether known, suspected or unknown, and however originating or existing, from the beginning of time to the date of the signing of this Separation Agreement and Release. If, for any reason, an administrative or other legal proceeding results in any relief to Schwach based on any claims or demands noted in this Separation Agreement and Release, Schwach further agrees that the consideration provided to Schwach under this Separation Agreement and Release shall be in full satisfaction of any such claims or demands, and that Schwach will not be entitled to any further relief of any kind.

         Notwithstanding anything to the contrary herein, nothing in this Agreement is intended to extinguish any claim which arises out of facts or circumstances occurring after Schwach's execution of this Agreement, that Schwach may have relating to his status as a shareholder of Sunrise or arising out of Sunrise's breach of this Agreement. Schwach is not aware of any claims or potential claims arising out of his status as a shareholder.

         8. Release of Claims by Sunrise. In consideration of the mutual covenants herein, Sunrise, and all present and past officers, directors, shareholders, employees, agents and representatives of Sunrise, all in their capacity as such, and their successors and assigns, hereby release and forever discharge Schwach, his heirs, representatives, agents, and the successors and assigns of each, from any and all manner of past, present, or future, claims, demands, actions, causes of action, administrative claims, liability, damages, claims for punitive or liquidated damages, claims for attorney's fees, costs and disbursements, individual or class action claims, or demands of any kind whatsoever, including any claims but not limited to arising by statute, in tort or contract, any claims arising under federal, any state or local law, arising in law or equity, whether known, suspected or unknown, and however originating or existing, from the beginning of time to the date of the signing of this Agreement and Release.

         Sunrise agrees to and hereby does release and discharge Schwach, his heirs, representatives, agents, and the successors and assigns, not only from any and all claims that Sunrise could make on its own behalf, but also those that may or could be brought by any other person, entity or organization on Sunrise's behalf, and Sunrise specifically waives any right to become, and agrees not to become, a member of any class in any proceeding or case in which a claim or claims against Schwach, his heirs, representatives, agents, and the successors and assigns, arise, in whole or in part, from any event which occurred from the beginning of time to the date of this Agreement and Release.

         Sunrise further agrees that it will not institute any civil action, administrative proceeding or other legal proceeding of any nature against Schwach, his heirs, representatives, agents, or their successors and assigns, including but not limited to arising by statute, in tort or contract, any claims arising under federal, any state or local law, arising in law or equity, whether known, suspected or unknown, and however originating or existing, from the beginning of time to the date of the signing of this Agreement and Release. If, for any reason, an administrative or other legal proceeding results in any relief to Sunrise based on any claims or demands noted in this Agreement and Release, Sunrise further agrees that the consideration provided to Sunrise under this Agreement and Release shall be in full satisfaction of any such claims or demands, and that Sunrise will not be entitled to any further relief of any kind.

         9. Affirmation Regarding Pending Matters. Schwach affirms that he has not filed or instituted any charge, complaint, or action against Sunrise, or any parent, subsidiary, or any related company or any present or past officers, directors, shareholders, employees, agents and representatives of Sunrise, or of any parent, subsidiary, or any related company, or the successors and assigns of each. If there is outstanding any such charge, complaint, or action, Schwach agrees to seek its immediate withdrawal and dismissal with prejudice. If for any reason the charge, complaint, or action is not dismissed, Schwach agrees not to voluntarily testify, provide documents, or otherwise participate, or to permit others to voluntarily participate on Schwach's behalf, in any further proceeding arising therefrom or associated therewith and to execute such other papers or documents as may be necessary to have the charge dismissed with prejudice.

         Sunrise affirms that it has not filed or instituted any charge, complaint, or action against Schwach, his heirs, representatives, agents, or their successors and assigns. If there is outstanding any such charge, complaint, or action, Sunrise agrees to seek its immediate withdrawal and dismissal with prejudice. If for any reason the charge, complaint, or action is not dismissed, Sunrise agrees not to voluntarily testify, provide documents, or otherwise participate, or to permit others to voluntarily participate on Sunrise's behalf, in any further proceeding arising therefrom or associated therewith and to execute such other papers or documents as may be necessary to have the charge dismissed with prejudice.

         10. Notification of Rights under the Minnesota Human Rights Act (Minn. Stat. ch. 363) and Federal Age Discrimination in Employment Act (29 U.S.C. ss. 621 et seq. ). Schwach is hereby notified of his right to rescind the release of claims in regard to claims arising under the Minnesota Human Rights Act, Minn. Stat. ch. 363, within (15) calendar days, and in regard to claims arising under the Federal Age Discrimination in Employment Act, 29 U.S.C. ss. 621, et seq., within seven (7) calendar days, of his signing of this Separation Agreement and Release, rescission periods to run concurrently. The rescission must be in writing and delivered or mailed to: Errol Carlstrom, Sunrise Resources, Inc., 5500 Wayzata Boulevard, Suite 725, Golden Valley, MN 55416. If delivered by mail, the rescission must be post-marked within the required period, properly addressed to the individual noted above at the above address, and sent by certified mail, return receipt requested. It is further understood that, if Schwach rescinds the release of claims in accordance with this Paragraph 10, that Schwach will not be entitled to the payments, benefits or property as set forth in Paragraphs 1, 2, and 3, (apart from his salary through his last date of employment, November 30, 1997 and business expense through the same date), and Schwach will immediately reimburse Sunrise for, or return any such payments or property. This Separation Agreement and Release will be effective upon the expiration of the 15-day period noted in this Paragraph 10 without rescission.

         11. Acknowledgment of Reading and Understanding/Consultation with Counsel. By Schwach's signature to this Separation Agreement and Release, Schwach acknowledges and agrees that he has carefully read and understood all provisions of this Separation Agreement and Release, and that he has entered into this Separation Agreement and Release knowingly and voluntarily. Schwach further acknowledges that Sunrise has advised Schwach to consult with counsel prior to signing this Separation Agreement and Release, and that Schwach has done so or chosen not to do so of his own accord.

         12. Period for Consideration. By his signature to this Separation Agreement and Release, Schwach acknowledges that Sunrise has informed Schwach that he has 21 days from the date of receipt of this Separation Agreement and Release to consider whether its terms are acceptable to Schwach, and that he has had the benefit of the 21-day period.

         13. Nonadmission. It is expressly understood and agreed that this Separation Agreement and Release does not constitute, nor shall either be construed as an adjudication or finding on the merits of any potential claim by Schwach, nor does this Separation Agreement and Release constitute, nor shall either be in any manner construed, as an admission of any wrongful conduct or liability on the part of Sunrise, any parent, subsidiary, or any related company or any present or past officers, directors, shareholders, employees, agents or representatives of Sunrise, or of any parent, subsidiary, or any related company, or the successors and assigns of each, by all of whom any such liability is expressly denied.

         14. Confidentiality. Schwach understands and agrees that this Separation Agreement and Release and the terms of this Separation Agreement and Release shall remain confidential and that Schwach shall not disclose any such information to any person or entity, other than Schwach's counsel, Schwach's accountant, Schwach's tax advisor, and Schwach's immediate family members, and prospective employers during the course of seeking employment, except as required by law, subpoena or court order, without the express written consent of Sunrise.

         15. Public Announcement. Sunrise and Schwach agree that any public announcement by Sunrise shall communicate simply that Schwach has voluntarily resigned from his position at Sunrise.

         16. Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of Sunrise., and the heirs of Schwach.

         17. Entire Agreement. This Separation Agreement and Release, when signed by Schwach, supersedes any prior agreement, oral or written, and contains all of the terms and conditions agreed upon by Sunrise and Schwach with respect to the subject matter hereof. No other agreements except for stock option agreements referred to in Paragraph 2, whether oral or written, not specifically referred to or included herein, shall be deemed to exist or modify this Separation Agreement and Release or bind Sunrise and Schwach. No modification, release, discharge or waiver of any provision of this Separation Agreement and Release shall be of any force or effect unless made in writing and signed by the parties hereto, and specifically identified as a modification, release or discharge of this Separation Agreement and Release. If any term, clause or provision of this Separation Agreement and Release shall for any reason be adjudged invalid, unenforceable or void, the same shall not impair or invalidate any of the other provisions of the Separation Agreement and Release, all of which shall be performed in accordance with their respective terms. Schwach acknowledges, by his signature to this Separation Agreement and Release, that he has not relied on any representations or statements, whether oral or written, other than the express statements of this Separation Agreement and Release, in signing this Separation Agreement and Release.



Dated:   Nov 13, 1997              /s/ Barry J. Schwach
                                   Barry J. Schwach



                                   SUNRISE INTERNATIONAL LEASING
                                   CORPORATION


Dated:   Nov 13, 1997              By /s/ Errol Carlstrom
                                               Its CEO